SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2012

BROADCOM CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	000-23993	33-0480482
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 California Avenue, Irvine, CA 92617

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 926-5000

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information in Item 2.02 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language contained in such filing.

On July 24, 2012 Broadcom Corporation (the “Company” or “Broadcom”) issued a press release announcing unaudited financial results for the three months ended June 30, 2012. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Discussion of Non-GAAP Financial Measures

Broadcom reports the following measures in accordance with U.S. Generally Accepted Accounting Principles, or GAAP and on a non-GAAP basis: (i) cost of product revenue, (ii) product gross profit, (iii) product gross margin (iv) research and development and selling, general and administrative expense, (v) net income, (vi) weighted average shares outstanding (diluted) and (vii) diluted net income per share, referred to collectively as “non-GAAP financial measures”. These non-GAAP financial measures exclude stock-based compensation expense, as well as charges related to acquisitions, employer payroll taxes and non-recurring, infrequent or unusual charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the Company’s core operating performance. Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For this purpose, the calculation of GAAP weighted average shares outstanding (diluted) is adjusted to exclude the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Broadcom believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Broadcom’s management believes that the use of these non-GAAP financial measures provides consistency and comparability among and between results from prior periods or forecasts and future prospects, and also facilitates comparisons with other companies in the Company’s industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Broadcom’s management has historically used these non-GAAP financial measures when evaluating operating performance, because Broadcom believes that the inclusion or exclusion of the items described below provides insight into its core operating results, its ability to generate cash and underlying business trends affecting performance. Broadcom has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluate the Company’s ongoing core operations. Externally, Broadcom believes that these non-GAAP financial measures, when used in conjunction with the Company’s GAAP financial information, is useful to investors in their assessment of Broadcom’s operating performance and the valuation of the Company.

Internally, these non-GAAP financial measures are significant measures used by management for purposes of:

•	supplementing the financial results and forecasts reported to the Company’s board of directors;

•	evaluating Broadcom’s operating performance;

•	managing and benchmarking performance internally across Broadcom’s businesses and externally against peers;

•	determining a portion of bonus compensation for executive officers and certain other key employees;

•	establishing internal operating budgets;

•	calculating return on investment for development programs and growth initiatives;

•	comparing performance with internal forecasts and targeted business models; and

•	evaluating and valuing potential acquisition candidates.

These Non-GAAP financial measures are adjusted for one or more of the following items:

•

Stock-based compensation. Stock-based compensation relates primarily to employee stock options and restricted stock units issued by Broadcom. Stock-based compensation expense is a non-cash expense (not reflected in ongoing operating results) that varies in amount from period to period and is affected by market forces that are difficult to predict and are not within the control of management, such as the price of Broadcom’s Class A common stock. Stock-based compensation is different from cash compensation in that the latter has a fixed and determinable cost. For example, the expense associated with an equity award is most often unrelated to the amount of compensation ultimately received by the employee. Further, the cost to the Company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditures by the Company. Finally, the expense recognized by the Company may be very different than the expense to other companies for awarding comparable equity awards, which makes it difficult to assess the Company’s operating performance relative to its competitors. Accordingly, management excludes this item from its internal operating forecasts and models. Broadcom takes into account the dilutive impact of stock options and shares issued pursuant to its stock-based compensation plans at the aggregate company level, but regularly excludes stock-based compensation expense when analyzing individual line items on the Company’s financial statements or when making decisions that affect Broadcom’s various businesses.

•

Acquisition-related charges. Acquisition-related charges include the amortization of purchased intangible assets and the amortization of acquired inventory valuation step-up (as well as the impairment of goodwill and purchased intangible assets primarily consisting of developed technology and in-process research and development assets). These charges are not factored into management’s evaluation of potential acquisitions, or of the Company’s performance after completion of acquisitions, because they do not affect the Company’s current cash position, are not related to core operating performance and had Broadcom internally developed the technology acquired, the amortization of intangible assets would have been expensed in prior periods. In addition, the frequency and amount of such charges vary significantly based on the timing and magnitude of the Company’s acquisition transactions, the maturities of the businesses being acquired, and depending on the nature of the consideration paid in connection with acquisitions, the then fair market value of Broadcom’s Class A common stock.

•

Changes in contingent earn-out liability. An estimated fair value of contingent earn-out consideration, if applicable, is recorded at the close of an acquisition. As changes to the estimated fair value occur, which may be for a variety of reasons, including but not limited to, changes in expected earn-out milestone achievements, we are required to record the changes in the estimated liability through our operating results until the liability is fixed. We evaluate contingent earn-out consideration as part of the total purchase consideration of the business and do not consider changes in the total purchase consideration recorded in our operating results to meaningfully reflect our core operating performance in the current period.

•

Employer payroll tax expense. Employer payroll tax expense on certain stock option exercises varies greatly in amount from period-to-period and is significantly impacted by factors that are difficult to predict and are not within the control of management, such as the timing, number and magnitude of employee stock option exercises and the fair market value of Broadcom’s Class A common stock at the time of exercise.

•

Other charges and gains. Other charges and gains consist of settlement costs (gains), charitable contributions, non-recurring legal fees, restructuring costs (reversals), gains (losses) on strategic investments, and impairment of other long-lived assets, all of which occur on a sporadic basis and vary greatly in amount. Management excludes these items when evaluating the Company’s operating performance because these amounts do not affect core operations and because the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare the Company’s performance against the performance of other companies without this variability.

•

Income tax expense (benefit). Represents the reversal of a portion of our valuation allowance that was directly related to the establishment of a deferred tax liability associated with the step-up of acquired identifiable intangible assets allocated to jurisdictions in which the statutory tax rate is above zero.

Additionally, the calculation of non-GAAP net income per share uses non-GAAP weighted average shares outstanding (diluted). The treasury stock method used to calculate GAAP weighted average shares outstanding (diluted) requires amounts related to compensation costs attributable to future services and not yet recognized in the financial statements to be treated as proceeds that are assumed to be used to repurchase shares. As a result, this reduces the total number of weighted average shares for purposes of calculating GAAP weighted average shares outstanding (diluted). Since Broadcom does not include the effects of these compensation costs in its non-GAAP net income, management believes these amounts should not be applied to the repurchase of shares in calculating non-GAAP net income per share, and, accordingly, adds such shares back into weighted average shares outstanding for purposes of calculating non-GAAP net income per share.

Non-GAAP financial measures are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Broadcom’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Broadcom’s results as reported under GAAP. Broadcom expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from Broadcom’s non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP financial measures are:

•

Non-GAAP financial measures do not include stock-based compensation expense related to equity awards granted to the Company’s workforce. Broadcom’s stock incentive plans are important components of its employee incentive compensation arrangements and are reflected as expenses in Broadcom’s GAAP results. While the Company includes the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from these non-GAAP financial measures.

•

Although amortization and impairment of purchased intangible assets do not directly affect the Company’s current cash position, such expense represents the declining value of the technology and other intangible assets that were acquired. These assets are amortized over their respective expected economic lives or impaired, when appropriate. The expense associated with this decline in value is excluded from these non-GAAP financial measures, and therefore these non-GAAP financial measures do not reflect the costs of acquired intangible assets that supplement the Company’s research and development efforts.

•

Broadcom periodically acquires and assimilates other companies or businesses, and expects to continue to experience acquisition-related charges in the future. Broadcom also periodically enters into settlement agreements in connection with various litigation matters. These costs can directly impact the amount of available funds or could be dilutive to shareholders in the future.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1  —  Press Release dated July 24, 2012 of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCOM CORPORATION,
a California corporation

July 24, 2012	By:	/s/ Eric K. Brandt
Eric K. Brandt
Executive Vice President and
Chief Financial Officer

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